                           SHARE PURCHASE AGREEMENT

THIS AGREEMENT is dated for reference the 4th day of March, 1998

BETWEEN:

               OERI FINANCE INC., a company duly organized pursuant
               -----------------
               to the laws of Switzerland, having an office at Peter Merian - Strasse 50, Basel, Switzerland CH - 4002

               (the "Vendor")

AND:

               CROSS CREEK FINANCE GROUP LTD., a company duly organized
               ------------------------------
               pursuant to the laws of the Province of British Columbia, having an office at Suite 220, 375 Water Street,
               Vancouver, British Columbia V6B 5C6

               (the "Purchaser")

WHEREAS:

A. The Vendor is duly authorized to sell 300,000 common shares without par value of Hariston Corporation (the "Shares"), a public company quoted on the NASD over-the-counter market in the United States; and

B. The Purchaser wishes to purchase from the Vendor and the Vendor wishes to sell to the Purchaser the Shares on the terms and conditions herein contained.

NOW THEREFORE in consideration of the premises and the mutual agreements and covenants herein contained, the parties hereto hereby covenant and agree as follows:

1)  Purchase and Sale.  Upon and subject to the terms and conditions set out
    -----------------
    herein, the Vendor hereby sells, assigns and transfers to the Purchaser and the Purchaser hereby purchases from the Vendor the Shares at an aggregate purchase price of U.S. $45,000.00 (the "Purchase Price").

2)  Closing.  Subject to the satisfaction (or waiver) of the conditions set
    -------
    forth in sections 6 and 7 herein, the closing of the purchase and sale of the Shares shall take place at 11:00 a.m. on March 5, 1998, or such later date as may be mutually agreed upon by the parties (the "Closing Date") in the manner set forth in Section 3 herein.








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3)  Delivery and Payment.
    --------------------

    (a) The Vendor shall deliver the Shares to the Purchaser on the Closing Date by providing a confirmation verifying that all of the Shares have been electronically transferred by the Vendor and are on deposit in the account of the Purchaser at Haywood Securities Inc.

    (b) The Purchaser shall deposit the Purchase Price in trust with its solicitor on or prior to the Closing Date and shall provide its solicitor, prior to the Vendor transferring the Shares, with an irrevocable direction to pay the Purchase Price to the Vendor (in the form attached hereto as Schedule "A"), in accordance with the Vendor's wiring instructions, upon receiving confirmation from the Purchaser or the Vendor verifying that all of the Shares have been deposited in the account of the Purchaser.

4)  Representations and Warranties of the Vendor.  The Vendor represents and
    --------------------------------------------
    warrants to the Purchaser as follows:

    (a) Organization, Power and Authority.  The Vendor is a corporation duly
        ---------------------------------
        organized, validly existing and in good standing under the laws of Switzerland. The Vendor has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including, without limitation, the delivery of the Shares. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by the Vendor. All corporate action of the Vendor required for the execution, delivery and performance of this Agreement has been duly and effectively taken. This Agreement constitutes the valid and binding obligation of the Vendor, enforceable against the Vendor in accordance with its terms.

    (b) Title.  The Vendor has the right and is duly authorized to sell the
        -----
        Shares and the Shares will be transferred to the Purchaser free and clear of any security interests, pledges, liens, encumbrances, options or other restrictions (under law, contract or otherwise) or adverse claims of any kind or nature. In furtherance, and not in limitation of, the preceding sentence, there are no rights of first refusal or voting agreements with respect to the Shares.

    (c) No Conflicts.  Neither the execution, delivery and performance of
        ------------
        this Agreement by the Vendor nor the consummation of the transactions contemplated hereby will conflict with or result in any breach or violation of the provisions of, or constitute a default (with or without notice or lapse of time or both) under, the articles or bylaws (or other formation or governing documents) of the Vendor or any law, rule, regulation, judgment, writ, order, decree, indenture, mortgage, lease, loan agreement or other agreement, contract or instrument by which the Vendor or the Shares are subject, bound or affected, and will not result in the creation of any lien, charge or encumbrance upon any of the Shares.

    (d) Consents.  No approval, consent, order, authorization or other action
        --------
        by, or notice to or filing with, any governmental authority or regulatory or self regulatory agency, or any other person or entity, and no lapse of a waiting period, is required in connection with the execution, delivery or performance by the Vendor or enforcement against the Vendor of this Agreement or the transfer of the Shares.

    (e) Litigation.  There is no action, suit, proceeding or investigation
        ----------
        pending or, to the Vendor's knowledge, currently threatened against the Vendor that questions the validity of this Agreement or the right of the Vendor to enter into this Agreement or to consummate the transaction contemplated hereby.

    (f) Free Tradability.  The Shares have been registered or qualified under
        ----------------
        all applicable securities laws and are freely tradable as at the Closing Date and will be delivered without restriction or limitation of any kind whatsoever.

5)  Representations and Warranties of the Purchaser.  The Purchaser
    -----------------------------------------------
    represents and warrants to the Vendor as follows:

    (a) Organization, Power and Authority.  The Purchaser is a corporation
        ---------------------------------
        duly organized, validly existing and in good standing under the laws of the Province of British Columbia. The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including, without limitation, the delivery of the Shares. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by the Purchaser. All corporate action of the Purchaser required for the execution, delivery and performance of this Agreement has been duly and effectively taken. This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

    (b) No Conflicts.  Neither the execution, delivery and performance of
        ------------
        this Agreement by the Purchaser nor the consummation of the transactions contemplated hereby will conflict with or result in any breach or violation of the provisions of, or constitute a default (with or without notice or lapse of time or both) under, the articles or bylaws (or other formation or governing documents) of the Purchaser or any law, rule, regulation, judgment, writ, order, decree, indenture, mortgage, lease, loan agreement or other agreement, contract or instrument by which the Purchaser or the Shares are subject, bound or affected, and will not result in the creation of any lien, charge or encumbrance upon any of the Shares.

6)  Conditions of the Purchaser.  The obligation of the Purchaser to purchase
    ---------------------------
    the Shares on the Closing Date shall be subject to the fulfilment on or prior to the Closing Date of the following conditions, any of which may be waived by the Purchaser:

    (a) Certificates.  The Vendor shall have delivered the share certificates
        ------------
        representing the Shares to the Purchaser in the manner set forth in subsection 3(a) herein.

    (b) Representations and Warranties; Performance of Obligations.  The
        ----------------------------------------------------------
        representations and warranties of the Vendor set forth in this Agreement shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the said date. The Vendor shall have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this Agreement on or prior to the Closing Date.

    (c) No Litigation or Legislation.  No statute, rule, regulation, decree,
        ----------------------------
        ruling or injunction shall have been enacted or entered, and no litigation, proceeding, government inquiry or investigation shall be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transaction contemplated by this Agreement or restricts or impairs the ability of the Purchaser to own or immediately resell the Shares.

7)  Conditions of the Vendor.  The obligation of the Vendor to sell the
    ------------------------
    Shares to the Purchaser on the Closing Date shall be subject to the fulfilment on or prior to the Closing Date of the following conditions, any of which may be waived by the Vendor:

    (a) Purchase Price.  The Purchaser shall have delivered the Purchase
        --------------
        Price for the Shares in accordance with subsection 3(b) herein.

    (b) No Litigation or Legislation.  No statute, rule, regulation, decree,
        ----------------------------
        ruling or injunction shall have been enacted or entered, and no litigation, proceeding, government inquiry or investigation shall be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transaction contemplated by this Agreement or restricts or impairs the ability of the Purchaser to own or immediately resell the Shares.

8)  Indemnification.
    ---------------

    (a) The Vendor shall indemnify and hold harmless the Purchaser from and against, any claim, loss, liability, damage or expense (including reasonable attorney fees) which the Purchaser shall, directly or indirectly, incur or suffer by reason of, or which shall result from, arise out of or be based upon (i) the inaccuracy of any representation or warranty made by the Vendor hereunder or (ii) the failure of the Vendor to comply with any covenant or agreement made by the Vendor hereunder.

    (b) In the event that the Purchaser shall become involved in any legal, governmental, administrative or other proceeding which may result in indemnification claims pursuant to subsection 8(a) herein, the Purchaser shall promptly notify the Vendor, in writing, of the filing and nature of such proceeding. The Purchaser shall, if the Vendor shall agree that it would be responsible for indemnifying the Purchaser hereunder, give the Vendor the right, at its sole cost and expense, to defend any such proceeding. If the Vendor shall elect to defend any proceeding, it shall have full control over the conduct of such proceeding; provided, however, that the Purchaser shall have the right to retain legal counsel at its own expense and the right to approve any settlement of any dispute giving rise to such proceeding, which approval shall not be unreasonably withheld. The Purchaser shall reasonably cooperate with the Vendor in connection with the defense of any such proceeding.

9)  General.
    -------

    (a) Survival.  The representations and warranties of the Vendor and the
        --------
        agreements and covenants set forth in this Agreement shall survive the Closing Date.

    (b) Notice.  All notices and other communications which are required
        ------
        under this Agreement shall be in writing and shall be deemed to have been given when delivered in person, by facsimile or seven (7) days after deposit by registered mail addressed as follows:

        If to the Purchaser, to:

                Cross Creek Finance Group Ltd.
                Suite 220, 375 Water Street
                Vancouver, BC  V6B 5C6

                Attention: President

                Telephone No.: 604-689-7565
                Telecopier No.: 604-683-9681

        If to the Vendor, to:

                Oeri Finance Inc.
                Peter Merian - Strasse 50
                Basel, Switzerland
                CH - 4002

                Attention:  Felix A. Oeri

                Telephone No.: 41-61-279-8888
                Telecopier No.: 41-61-279-8899

        or to such other address as any party may designate by written notice to the other party.

    (c) Entire Agreement.  The provisions herein contained constitute the
        ----------------
        entire agreement between the parties and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof, whether verbal or written.

    (d) Assignment; Successors.  Neither this Agreement nor any of the
        ----------------------
        rights, interests or obligations hereunder may be assigned by a party without the prior written consent of the other party. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

    (e) Further Assurance.  The parties hereto covenant and agree to execute
        -----------------
        and deliver all such further documents and instruments and to do all acts and things as may be necessary or convenient to carry out the full intent and meaning of this Agreement.

    (f) Time of Essence.  Time shall be of the essence in this Agreement.
        ---------------

    (g) Amendments and Waivers.  Except as otherwise provided herein, no
        ----------------------
        provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Vendor and the Purchaser.

    (h) Expenses.  Except as otherwise provided herein, the parties hereto
        --------
        shall pay their own costs and expenses.

    (i) Headings.  The headings of this Agreement are for convenience of
        --------
        reference and shall not form a part of, or affect the interpretation of, this Agreement.

    (j) Governing Laws.  This Agreement shall be governed by and construed in
        --------------
        accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

    (k) Counterparts.  This Agreement may be executed in several
        ------------
        counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

    (l) Facsimile Transmission.  The parties hereto agree that this Agreement
        ----------------------
        may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

OERI FINANCE INC.                      CROSS CREEK FINANCE GROUP LTD.

By: /s/ Felix A. Oeri                  By: /s/ Tom S. Kusumoto
   --------------------------------       ----------------------------------

Name: Felix A. Oeri                    Name: Tom S. Kusumoto
     ------------------------------         --------------------------------

Title: Chairman & CEO                  Title: President
      -----------------------------          --------------------------------


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                                 SCHEDULE "A"

                          IRREVOCABLE DIRECTION TO PAY
                          ----------------------------


TO:      Sangra, Moller, Barristers & Solicitors

FROM:    Cross Creek Finance Group Ltd. (the "Company")

DATE:    March *, 1998

RE: Payment of purchase price for the purchase of 300,000 common shares of Hariston Corporation (the "Hariston Shares")
-----------------------------------------------------------------------------

We hereby irrevocably direct you to pay to Oeri Finance Inc. ("Oeri") U.S. $45,000, representing payment in full of the purchase price payable for the Hariston Shares sold by Oeri to the Company pursuant to the Share Purchase Agreement between the Company and Oeri dated March 4, 1998, upon receiving confirmation from the Company or Oeri verifying that all of the Hariston Shares have been deposited in the account of the Company.


DATED March *, 1998.


                                    CROSS CREEK FINANCE GROUP LTD.



                                    Per:                                c/s
                                        --------------------------
                                        Tom Kusumoto,
                                        President